SCHEDULE 14A INFORMATION



         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]



Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by Rule
                                        14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            DEARBORN BANCORP, INC.
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)



                                Not Applicable
   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)










                            DEARBORN BANCORP, INC.



                                 -----------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 16, 2000


To the Shareholders of
Dearborn Bancorp, Inc.

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 16th day of May, 2000 at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:

           1. To elect four directors of the Corporation;

           2. To consider and vote upon a proposal to approve an amendment to the Corporation's Stock Option Plan; and

           3. To transact such other business as may properly come before the meeting or any adjournments thereof.

           The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

                                          By Order of the Board of Directors,



                                         /s/ Jeffrey L. Karafa

                                         Secretary


April 14, 2000






                               PROXY STATEMENT


           ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.

                                 May 16, 2000




To the Shareholders of
Dearborn Bancorp, Inc.



           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the "Corporation") from the holders of the Corporation's Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 16th day of May, 2000 at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being sent to shareholders is April 14, 2000. The address of the principal corporate offices of the Corporation is 22290 Michigan Avenue, P. O. Box 2247, Dearborn, Michigan 48123-2247.


           Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.


           The Board of Directors in accordance with the By-Laws has fixed the close of business on March 24, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Corporation was 2,406,902 shares of Common Stock, each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.











                              SECURITY OWNERSHIP

Management

           The following table sets forth, as of March 1, 2000, the number of shares of the Corporation's Common Stock beneficially owned by each director, each executive officer, each nominee for election as a director and all directors and executive officers as a group.

                                                  Number            Percent
 Name of Individual                             of Shares (1)       of Class
 -----------------------------------------     ---------------      --------
 Wilber M. Brucker, Jr.                          12,412    (2)           *
 Margaret I. Campbell                            20,305    (3)           *
 Timothy J. Cuttle                               20,760 (4)(5)           *
 John E. Demmer                                 126,616    (6)        5.24
 Michael V. Dorian, Jr.                          35,504               1.47
 David Himick                                   187,809               7.77
 Jeffrey L. Karafa                               20,928 (5)(7)           *
 Donald G. Karcher                               33,485    (8)        1.38
 Bradley F. Keller                               81,354    (9)        3.36
 Jeffrey G. Longstreth                           11,335   (10)           *
 Brian A. Mamo                                    5,812(5)(11)           *
 Warren R. Musson                                20,000(5)(12)           *
 Richard Nordstrom                               53,273   (13)        2.20
 H. Kristene Rautio                                 645                  *
 Michael J. Ross                                 52,805(5)(14)        2.18
 Robert C. Schwyn                                20,900   (15)           *
 Ronnie J. Story                                 91,498               3.78
 Jeffrey J. Wolber                               19,779(5)(16)           *
 All Directors and Executive Officers
      as a Group (17)(18 persons)               815,220              33.72

 *  Less than one percent

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(2)  Includes 790 shares owned by Mr. Brucker's wife.

(3)  Includes 2,000 shares owned by Mrs. Campbell's husband.

(4)  Includes 510 shares owned by Mr. Cuttle's wife.


                                      2


(5) The number of shares shown in the table includes shares issuable upon the exercise of stock options by the following executive officers:
     Timothy J. Cuttle - 15,150 shares; Jeffrey L. Karafa - 19,056 shares; Brian A. Mamo - 5,000 shares; Warren R. Musson - 12,500 shares; Michael
     J. Ross - 47,640 shares; and Jeffrey J. Wolber - 19,056 shares. The table excludes the following stock options granted by the Corporation on January 18, 2000: Timothy J. Cuttle - 6,000 shares; Jeffrey L. Karafa - 6,000 shares; Brian A. Mamo - 6,000 shares; Warren R. Musson - 6,000 shares; H. Kristene Rautio - 6,000 shares; Michael J. Ross - 7,500 shares; and Jeffrey J. Wolber - 6,000 shares.

(6) Includes 41,742 shares held by Mr. Demmer's wife as a trustee of a trust.

(7) Includes 614 shares held for Mr. Karafa in the Community Bank of Dearborn 401(k) trust.

(8) Includes 6,100 shares held by Mr. Karcher's wife as a Trustee of a trust.

(9)  Includes 2,397 shares owned by Mr. Keller's wife.

(10) Includes 616 shares owned by Mr. Longstreth's wife.

(11) Includes 462 shares held for Mr. Mamo in the Community Bank of Dearborn 401(k) trust.

(12) Includes 372 shares owned by Mr. Musson's wife.

(13) Includes 173 shares owned by Mr. Nordstrom's wife.

(14) Includes 701 shares held for Mr. Ross in the Community Bank of Dearborn 401(k) trust.

(15) Includes 15,800 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust.

(16) Includes 84 shares held for Mr. Wolber in the Community Bank of Dearborn 401(k) trust.

(17) Includes 118,402 shares issuable upon the exercise of stock options.


                                      3


Certain Beneficial Owners

           The following table sets forth as of March 1, 2000 the number of shares of the Corporation's Common Stock owned by the only persons who were known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation:

                                            Number            Percent
         Name of Beneficial Owner          of Shares          of Class
         -------------------------         ---------          --------
         David Himick                       187,809             7.77
         John E. Demmer                     126,616             5.24



                            ELECTION OF DIRECTORS

           The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. The Board of Directors has nominated David Himick, Jeffrey G. Longstreth, Michael J. Ross and Robert C. Schwyn for election as directors for a term expiring at the 2003 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2001 or 2002 Annual Meeting of Shareholders, as the case may be.

           The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by management, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.



                                      4




            INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

           The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

                                                                                      Year in Which
                                                                       Has Served    Term or Proposed
                                                                       as Director    Term of Office
Name and Age of Director         Principal Occupation (2)                 Since        Will Expire
----------------------------     ----------------------------------    -----------   ----------------
Wilber M. Brucker, Jr., 74       Retired Attorney;                        1992             2002

Margaret I. Campbell, 60         Retired, Consultant                      1992             2001

John E. Demmer, 76               Chairman of the Board and Chief          1992             2001
                                 Executive Officer, Jack Demmer
                                 Ford, Inc. and Jack Demmer
                                 Leasing;  Chairman of the Board
                                 and Chief Executive Officer of
                                 of the Corporation

Michael V. Dorian, Jr., 40       Vice President, Mike Dorian Ford         1994             2001

David Himick, 74(1)              Financial Consultant                     1995             2003

Donald G. Karcher, 70            Chairman of the Board, Karcher           1992             2001
                                 Agency, Inc.;  Vice President
                                 of the Corporation

Bradley F. Keller, 58            President, Braden Associates, Inc.       1992             2002
                                 and MultiGard Properties, Ltd.

Jeffrey G. Longstreth, 57(1)     President, Prudential Christie           1992             2003
                                 Real Estate, Inc.

Richard Nordstrom, 72            Retired, Architect;  Vice Chairman       1992             2002
                                 of the Corporation

Michael J. Ross, 49(1)           President and Chief Executive            1994             2003
                                 Officer, Community Bank of
                                 Dearborn;  President of the
                                 Corporation


                                      5


                                                                                      Year in Which
                                                                       Has Served    Term or Proposed
                                                                       as Director    Term of Office
Name and Age of Director         Principal Occupation (2)                 Since        Will Expire
----------------------------     ----------------------------------    -----------   ----------------
Robert C. Schwyn, 61(1)          Physician                                1994             2003

Ronnie J. Story,  53             President and Chief Executive            1994             2002
                                 Officer, Story Development
                                 Corporation and Story Brothers
                                 Grading and Excavating, Inc.

(1) Nominated for election as a director.

(2) Each of the directors has had the same principal occupation during the past five years except as follows: From 1991 to 1995 Mr. Brucker was Of Counsel to the law firm of Riley and Roumell; from 1960 to 1996 Mr. Nordstrom served as Chairman of the Board of Nordstrom Samson Associates; and from 1981 to 1997 Mr. Keller served as President of MultiGard Security Systems, Inc.

           The Nominating Committee is composed of Bradley F. Keller, Jeffrey
G. Longstreth and Ronnie J. Story. This Committee, which met once during 1999, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation.

           The members of the Audit Committee during 1999 were Wilber M. Brucker, Jr., Michael V. Dorian, Jr., Margaret I. Campbell, Donald G. Karcher and Bradley F. Keller. The Audit Committee, which met two times during 1999, reviews, acts, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Corporation's independent certified public accountants, the scope of audit procedures, the nature of services to be performed for the Corporation and its subsidiary, and the fees to be paid to the independent certified public accountants.

           The members of the Compensation Committee for 1999 were Wilber M. Brucker, Jr., John E. Demmer, David Himick, Donald G. Karcher, Bradley F. Keller and Richard Nordstrom. The Compensation Committee met three times during 1999. The Committee reviews and recommends to the Board of Directors the compensation of the officers of the Bank.

           The Board of Directors held seven meetings during 1999. The Corporation did not pay any director fees in 1999. Each incumbent director attended at least seventy-five percent of the total number of meetings of the Board of Directors held during 1999 except Margaret I. Campbell who was present for fifty-seven percent of the total number of meetings.


                                      6


                            REPORT ON COMPENSATION

           The Compensation Committee of the Board of Directors is responsible for developing the Corporation's executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. No compensation is payable to the executive officers of the Corporation. The Committee also administers all aspects of the Corporation's executive compensation program including its stock option plan.

Base Salaries

Salaries for the executive officers of the Bank are established by examining the experience and responsibility requirements of the position held. Marketplace information for comparable positions is also reviewed, including peer executives in comparable markets. With respect to the base salary of Mr. Ross, the Bank's Chief Executive Officer, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer banks and an assessment of Mr. Ross' individual performance.

Bonus Awards

Officers of the Bank may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance, based on attainment of specific goals and objectives. Mr. Ross was awarded a bonus of $5,000 for 1999.

Stock Options

Under the Corporation's 1994 Stock Option Plan, which was approved by the shareholders, stock options may be granted, from time to time, to officers and key employees of the Corporation and the Bank. 71,000 options were granted in 1999, 33,150 options were granted in 1998 and 46,002 options were granted in 1997. No options were exercised in 1999, 1998 or 1997.


                                                  COMPENSATION COMMITTEE
                                                  John E. Demmer, Chairman
                                                  Wilber M. Brucker, Jr.
                                                  David Himick
                                                  Donald G. Karcher
                                                  Bradley F. Keller
                                                  Richard Nordstrom


                                      7



                            EXECUTIVE COMPENSATION

           The Chairman of the Board and Chief Executive Officer of the Corporation, John E. Demmer, received no compensation in 1999. The following table sets forth information with respect to the Chief Executive Officer of the Bank. There were no executive officers of the Corporation or the Bank whose total compensation exceeded $100,000 during 1999 other than the Chief Executive Officer of the Bank.

                          Summary Compensation Table

                                                 Annual Compensation
                                         -----------------------------------
                                                                      Options
Name and Principal Position              Year    Salary      Bonus    Granted
---------------------------              ----    ------      -----    -------
Michael J. Ross                          1999   $164,759   $ 5,000    15,000
President and Chief Executive Officer,   1998    149,613    30,000    10,200
Community Bank of Dearborn               1997    122,916    25,000    22,440


Options Grants During 1999

           The following table sets forth information on stock options granted during 1999 under the Corporation's Stock Option Plan to the only officer of the Bank named in the Summary Compensation Table. No stock options were exercised during 1999.


                              Individual Grants
--------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                                    Value at
                                 Percent of                                       Assumed Rates
                   Number of   Total Options                                     of Stock Price
                  Securities     Granted to                                    Appreciation for
                  Underlying     Employees                                      Option Term (3)
                    Options     During 1999    Exercise Price   Expiration   --------------------
        Name        Granted         (1)        Per Share (2)        Date        5%           10%
---------------   ----------   -------------   --------------   ----------      --           ---
Michael J. Ross     15,000            21           $11.625       01/19/09    $109,725     $277,875


(1) The Corporation granted options aggregating 71,000 shares to officers and key employees during 1999.

(2) The exercise price may be paid at the discretion of the Stock Option Plan Committee by delivery of already-owned shares.

(3) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Corporation's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 63% and 153%) respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation's Common Stock.



                                      8



Year-end Option Values

           The following table sets forth certain information on the number of stock options remaining unexercised at December 31, 1999 by the only officer of the Bank named in the Summary Compensation Table and the value of such options at December 31, 1999.

                                                    Number of
                                               Securities Underlying        Value of Unexercised
                                                Unexercised Options      In-the-Money Stock Options
                     Shares        Value        at December 31, 1999         at December 31, 1999
                    Acquired     Realized    --------------------------  --------------------------
     Name         on Exercise   at Exercise  Exercisable  Unexercisable  Exercisable  Unexercisable
     ----         -----------   -----------  -----------  -------------  -----------  -------------
Michael J. Ross       --            --         47,640          --           --             --





                                      9



                      CUMULATIVE STOCK PERFORMANCE GRAPH

            The graph and table that follow show the cumulative return on the Common Stock from April 8, 1998 through December 31, 1999. This return is compared in the table and graph with the cumulative return over the same period with the following two indices: (i) the All U.S. Nasdaq Index and (ii) the Nasdaq Bank Index. The graph and table were prepared assuming that $100 was invested on April 8, 1998 in the Common Stock and in each of the indices. Cumulative total return on the Common Stock or the two indices equals the total increase (decrease) in value since April 8, 1998. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or any particular index.


                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                        AMONG DEARBORN BANCORP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                          AND THE NASDAQ BANK INDEX


                               [graph omitted]



* $100 invested on 04/08/98 in stock or on 03/31/98 in index, including reinvestment of dividends. Fiscal year ending December 31.

Peer Group Total Return

                         Cumulative Total Return

                    DEARBORN      NASDAQ STOCK     NASDAQ
                  BANCORP, INC    MARKET (U.S.)     BANK
                  ------------    -------------    ------

    04/08/98         100.00          100.00        100.00
    06/30/98         103.29          104.54         97.84
    09/30/98          84.07           94.40         82.60
    12/31/98          75.00          122.50         93.84
    03/31/99          65.60          137.03         90.08
    06/30/99          67.42          149.93         96.67
    09/30/99          60.13          153.35         87.98
    12/31/99          43.73          221.32         90.20


                                     10


Dearborn Bancorp, Inc. Total Return

                                 Beginning      Stock            Cumulative
          Transaction  Closing     No. Of     Dividend   Ending     Total
Date (1)      Type      Price    Shares (2)   per Share  Shares    Return
--------  -----------  -------   ----------   ---------  ------  ----------
04/08/98     Begin      $14.00      7.14         --       7.14     100.00
06/30/98    Q'tr End     14.46      7.14         --       7.14     103.29
09/30/98    Q'tr End     11.77      7.14         --       7.14      84.07
12/31/98    Q'tr End     10.50      7.14         --       7.14      75.00
03/31/99    Q'tr End      9.00      7.14        0.15      7.29      65.60
06/30/99    Q'tr End      9.25      7.29         --       7.29      67.42
09/30/99    Q'tr End      8.25      7.29         --       7.29      60.13
12/31/99      End         6.00      7.29         --       7.29      43.73


(1) Specified ending dates or ex-dividend dates.
(2) "Begin Shares" based on $100 investment.


                             RELATED TRANSACTIONS

           Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions including loans and commitments to lend with the Bank in the ordinary course of business during 1999. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.


                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

           Crowe, Chizek and Company LLP has been selected by the Board of Directors of the Corporation as independent certified public accountants to audit the Corporation's books as of and for the year ended December 31, 2000. A representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.




                                     11



                     PROPOSAL TO AMEND STOCK OPTION PLAN

           The Board of Directors of the Corporation has adopted, subject to shareholder approval, amendments to the Stock Option Plan (the "Plan"), to make available an additional 245,000 shares of the Corporation's Common Stock for issuance upon the exercise of options granted thereunder. The Plan was previously approved by the shareholders at the Annual Meeting in June 1994 and amended by the shareholders at the Annual Meeting in May 1997 to make an additional 100,000 shares available for issuance under the Plan and in May 1998 to make an additional 85,000 shares available for issuance under the Plan.

           As of March 1, 2000, options were outstanding for 210,652 of the 255,000 shares of Common Stock reserved for issuance under the Plan. Share figures have been adjusted to reflect a 10% stock dividend paid in January 1998 and a 2% stock dividend paid in January 1999.

           The Corporation has elected to continue issuing options pursuant to the Plan rather than initiating a new plan. Of the total shares currently authorized for issuance pursuant to the Plan, options for only 44,348 shares remain to be granted. In the opinion of the Board of Directors, this number is insufficient for the future needs of the Corporation. The Board of Directors believes that its continued ability to grant options will be of assistance in attracting and retaining highly qualified associates to the benefit of the Corporation and its shareholders.

Summary of Plan

           The following is a summary of the principal provision of the Plan:

           Administration. The Plan is administered by the Stock Option Plan Committee of the Board of Directors of the Corporation comprised of directors who are not eligible to participate in the Plan. The Committee makes determinations with respect to the officers and other key employees of the Corporation or a subsidiary who shall participate in the Plan and the extent of their participation.

           Options may be either incentive stock options or non-qualified stock options. More than one option may be granted to the same person. The Committee may not grant an employee incentive stock options which in the aggregate are first exercisable during any one calendar year with respect to Common Stock the aggregate fair market value of which (determined as of the time of grant) exceeds $100,000.

           Option Agreement. Each option granted under the Plan is evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement must comply with and be subject to certain conditions set forth in the Plan.

           Option Price. The option price shall not be less than the full fair market value of the shares of Common Stock at the time the option is granted. Fair market value is defined as the price established and determined by the Board of Directors, provided, however, if the Common Stock is traded in the over-the-counter market, fair market value shall mean the closing price of the Common Stock, in such market rounded, if necessary, to the next full one cent, or if there is no such price published, then on the most recent preceding date on which such prices are published.


                                     12


           Duration and Exercise of Options. The duration of each option is determined by the Committee, except that the maximum duration may not exceed ten years from the date of grant. No option may be exercisable prior to the expiration of six months from the date of grant. The Committee determines at the time of grant whether the option will be exercisable in full or in cumulative installments.

           Except as hereinafter provided, an option may be exercised by an optionee only while such optionee is in the employ of the Corporation or a subsidiary. In the event that the employment of an optionee to whom an option has been granted under the Plan shall terminate (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that if termination of employment results from death or total and permanent disability, such three (3) month period shall be extended to twelve (12) months; and provided, further, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the Corporation shall, to the extent not theretofore exercised, forthwith terminate. In the event of a change in control (as defined in the Plan) unless the Committee determines otherwise, all outstanding options shall become exercisable in full.

           Payment of Option Price. The option price shall be paid in cash or at the discretion or the Committee through (i) the delivery of previously owned shares of the Corporation's Common Stock or (ii) by a combination of cash and Common Stock.

           Adjustments. The Committee shall make appropriate adjustment in the number of shares of Common Stock for which options may be granted or which may be issued under the Plan and the price per share of each option if there is any change in the Common Stock as a result of a stock dividend, stock split, recapitalization or otherwise.

           Termination of Plan and Amendments. An option may not be granted pursuant to the Plan after May 16, 2004. The Board of Directors may from time to time terminate the Plan or amend the Plan subject to shareholder approval to the extent necessary to satisfy the requirements of Section 16 under the Securities Exchange Act of 1934, or any successor rule.

           Federal Income Tax Consequences. The Corporation is advised by counsel that the grant of a non-qualified stock option or incentive stock option has no tax consequences for the optionee or the Corporation. Upon the exercise of a non-qualified option, the optionee is deemed to realize taxable income to the extent that the fair market value of the shares of Common Stock exceeds the option price. The Corporation is entitled to a tax deduction for such amounts at the date of exercise. If any stock received upon the exercise of a non-qualified stock option is later sold, any excess of the sale price over the fair market value of the stock at the date of exercise is taxable to the optionee.


                                     13


           The exercise of an incentive stock option will not result in income to the optionee if the optionee (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee from date of the grant until three months before the exercise. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the optionee as a long-term capital gain and the Corporation will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the optionee disposes of the shares prior to the expiration of either of the holding periods in (a) above, the optionee will generally recognize compensation income and the Corporation will be entitled to a deduction equal to the fair market value of the shares on the exercise date minus the option price. Any gain in excess of the compensation income portion will be treated as a long-term or short-term capital gain.

           THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WILL BE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

           The Board of Directors recommends that the stockholders vote FOR the amendment to the Stock Option Plan.


                            SHAREHOLDER PROPOSALS

           Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the secretary of the Corporation at the corporate offices on or before December 22, 2000.


                                MISCELLANEOUS

           It is not expected that any other matters will be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

           The entire cost of preparing and mailing the proxy material will be borne by the Corporation. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers and employees of the Corporation and the Bank.


                                          By Order of the Board of Directors,



                                                /s/ Jeffrey L. Karafa

                                                       Secretary


April 14, 2000


                                     14




PROXY
                            DEARBORN BANCORP, INC.

                   PROXY - Solicited by Board of Directors
          For Annual Meeting of Shareholders To Be Held May 16, 2000

The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 16, 2000, and at all adjournments thereof, upon the following:

1.  ELECTION OF DIRECTORS  ___ FOR all nominees listed below
                         (except as indicated to the contrary below)

                           ___WITHHOLD AUTHORITY to vote for all nominees listed below

    Nominees as Directors:  David Himick, Jeffrey G. Longstreth,
                            Michael J. Ross and Robert C. Schwyn.

    INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

   --------------------------------------------------------------------------


2.  To approve an amendment to the 1994 Stock Option Plan.

                  ____ For  ____ Against   ____ Abstain


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
           FOR THE ELECTION OF ALL DIRECTORS AND FOR THE PROPOSAL.


                                       -------------------------------------
                                       Signature of Shareholder


                                       -------------------------------------
                                       Signature of Shareholder


                                       Dated___________________________, 2000

                                       Please sign exactly as your name is
                                       printed hereon. When signing as
                                       attorney, executor, administrator,
                                       personal representative, trustee, or
                                       guardian, please give full title. If
                                       stock is held jointly, each joint
                                       owner must sign.